Annual Meeting of Shareholders

December 8, 2011

CAPITOL BANCORP LIMITED

Linda Pavona

Director of Corporate Relations

Welcome

CAPITOL BANCORP LIMITED

Cristin Reid
Corporate President

Meeting Chairman
Call to Order

David O'Leary
Secretary of the Board

Secretary's Report

Cristin Reid
Corporate President

Meeting Chairman
Adjournment of Business

Joseph D. Reid
Chairman & CEO

Chairman's Report

Forward Looking Statements

This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include expressions such as "expects," "intends," "believes," and "should," which are necessarily statements of belief as to the expected outcomes of future events. Actual results could materially differ from those presented due to a variety of internal and external factors. Actual results could materially differ from those contained in, or implied by such statements. Capitol Bancorp Limited undertakes no obligation to release revisions or report events or circumstances after the date of this presentation. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Corporation's SEC filings, including, but not limited to, the Corporation's report on Form 10-K; the Corporation's reports on Form 10-Q; and other filings. Copies of these filings may be obtained by contacting the Corporation or the SEC.

The Great Recession

- Real Estate Devaluation
- Unemployment
- Political Polarization

Impact on Small Business

- Access to Bank Credit Curtailed
- Greatest Job Loss

CAPITOL BANCORP LIMITED

Impact On Banking Industry

- 300 + Bank Failures
- 900 + Problem Banks
- 2000 + Bank at Capital Minimums

CAPITOL BANCORP LIMITED

Impact On Capitol Bancorp

- Nonperforming Loans

Year	$Millions
2007	73
2008	170
2009	308
2010	318
2011 (3qtrs.)	247

CAPITOL BANCORP LIMITED

Impact On Capitol Bancorp

- Other Real Estate Owned (OREO)

Year	$Millions
2007	17
2008	67
2009	112
2010	108
2011(3qtrs.)	105

CAPITOL BANCORP LIMITED

Impact on Earnings Performance

Nonperforming Loans	2010	2011*
	($ in millions)	
• Net Charge Offs	133	68
• Loss of Interest Income	18	14

*(3qtrs.)

CAPITOL BANCORP LIMITED

Impact On Earnings Performance

Other Real Estate Owned (OREO)

	($in millions)	
	2010	2011*
• Maintenance & Taxes	$13	$9
• Valuation Adjustments	26	15
	39	24

*(3qtrs.)

CAPITOL BANCORP LIMITED

Capitol Bancorp Earnings

Year	($ in millions)
2007	22
2008	(29)
2009	(195)
2010	(225)
2011 (3qtrs.)	(39)

Capital Requirements

- Negative earnings (losses) reduce banks' capital.
- Regulators require certain minimal capital levels for every bank.
- If capital falls below minimal level, the bank will be closed.

CAPITOL BANCORP LIMITED

Capital Restoration

- Positive Earnings
  - Sell NPL and OREO
  - But…
- Public Markets
  - Sell Stock
  - But…
- Catch 22
  - Can't afford to sell NPL & OREO
  - Cant attract capital with high level of NPL & OREO

CBC Structural Advantage

- Sale of Banks
  - 21 Banks
  - $152 million of capital
- Merger of Banks
  - From 35 to 7
- Conversion of Debt to Stock
  - $19 million

Has the damage of the Great Recession run its course?

- Have commercial real estate values stabilized?
- Have we adequately reserved for any further potential imbedded losses in our loan portfolio?
- Is the sale of NPA feasible in current market conditions?

Have commercial real estate values stabilized?

- Some evidence to support this conclusion in our 3 major markets

CAPITOL BANCORP LIMITED

Have we adequately reserved for any further potential imbedded losses in our loan portfolio?

- Current Reserve is $103 million
- Reserve Methodology Reviewed and Approved by 3 Separate Accounting & Consulting Firms
- Regulatory Exam of ALL Banks during the 3rd Quarter

Is the sale of NPA feasible in current market conditions?

- Evolving pricing of nonperforming loans
- Improving market appetite for exchange strategies

"CORE" CAPITOL BANCORP

"CORE" BANKING FRANCHISE

Post Capital Initiative

- Identify Key Markets for Growth
- Provide income opportunities for regional community banks
  - SBA Opportunity
  - Liquidity Management
- Reduction of Regulatory Burden
  - FDIC Premiums
  - Reporting Requirements
  - Third Party Costs

"Core" Capitol Bancorp

- Solid Core Funding
- Significant Excess Liquidity
- Potential Margin Enhancement
- Improving Asset Quality Metrics
- Granular Loan Portfolio Management

"Core" Capitol Bancorp (cont'd)

- Scalable Infrastructure

– Ability to support a much larger operation as a foundation for growth

– Flexibility to reverse-engineer for a smaller entity if strategic orientation is to selectively prune

CAPITOL BANCORP LIMITED

Capitol Bancorp Limited

Solid Core Funding

Noninterest-bearing Deposits as a % of Total Deposits*

"Michigan"	17.9 %
"Arizona"	20.1%
"Nevada"	16.2%

** As of September 30, 2011*

Capitol Bancorp Limited

Significant Excess Liquidity

Liquid Assets as a % of Total Assets*

"Michigan"	16.9%
"Arizona"	18.5%
"Nevada"	22.3%

** As of September 30, 2011*

Capitol Bancorp Limited

Potential for Dramatic Margin Enhancement

Liquid Assets + Nonperforming Assets as a % of Total Assets*

"Michigan"	29.2%
"Arizona"	33.7%
"Nevada"	47.6%

** As of September 30, 2011*

Moving Forward

- 2012--capital
- Focus on "core" markets
- Leverage strengthened and re energized management teams
  - Parent company
  - Three largest banks ("core" markets)
- Deploy a national SBA program
- Exploit scalable infrastructure and capability
- Smaller banking company, with fresh capital, improved earnings outlook, and performing loan portfolios

Questions & Answers